UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 7, 2014
 ASPECT SOFTWARE PARENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-170936	02-364368
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2325 E. Camelback Road, Suite 700
Phoenix, Arizona, 85016
(Address of principal executive offices, zip code)
(978) 250-7900
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Information.
Equity Contribution
On August 7, 2014, the holders of Aspect Software Group Holdings’ Class L shares contributed approximately $7.0 million of cash to solve a potential covenant deficiency by adding equity to Adjusted EBITDA. The Credit Agreement allows no more than two equity cures in any trailing four quarter period. This is the first equity cure under the Credit Agreement. Aspect Software Group Holdings then contributed the $7 million of cash to its wholly-owned subsidiary Aspect Software Parent Inc. (the “Company”). Based on the current level of operations, the Company believes that its existing cash balance, cash flows generated from operations, borrowings available under its credit facilities and continued support from its shareholders, if needed, will be adequate to meet its liquidity needs for at least the next 12 months. The Company will file its Form 10-Q with the Securities and Exchange Commission on or before August 14, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPECT SOFTWARE PARENT, INC.
Date: August 8, 2014	By:	/s/ Robert J. Krakauer
		Name:	Robert J. Krakauer
		Title:	President